                                                                   EXHIBIT 10.1


V8559
                           FOURTH AMENDMENT TO THE
                UNIVERSAL STANDARD MEDICAL LABORATORIES, INC.
                           1992 STOCK OPTION PLAN



     Pursuant to the amendment provisions in Section 9.1 of the Universal Standard Medical Laboratories, Inc. 1992 Stock Option Plan ("Plan") and the approval of the Board of Directors of Universal Standard Medical Laboratories, Inc. ("Company"), the Plan is hereby amended as set forth below.

     1. Subject to shareholder approval at the Company's next Annual Meeting,
Section 4.1 of the Plan (Power to Grant Options) shall be amended and restated in its entirety to read as follows:

             4.1 Power to Grant Options. The Committee shall have the right and the power to grant at any time to any Participant an option entitling such person to purchase Common Stock from the Company in such quantity, at such price, on such terms and subject to such conditions consistent with the provisions of this Plan as may be established by the Committee on or prior to the Granting Date for such option; provided that, effective on and after May 2, 1996, no Participant who is a salaried employee shall be eligible to receive aggregate option grants under this Plan, in any two consecutive fiscal years of the Company, to purchase more than 375,000 shares of the Common Stock.


     THIS FOURTH AMENDMENT is hereby adopted as of May 2, 1996.



                                       UNIVERSAL STANDARD MEDICAL
                                       LABORATORIES, INC.


                                       By:/s/ Eugene Jennings
                                          ------------------------------
                                          Eugene Jennings
                                          Chairman of the Board,
                                              President and Chief
                                              Executive Officer